Filed Pursuant to Rule 433
                                                    Registration No.: 333-130694

MORGAN STANLEY                                                November 1st, 2006
Securitized Products Group       [MORGAN STANLEY LOGO]


                                   Term Sheet

                                 $1,341,471,000

                                 Approximately

              Morgan Stanley IXIS Real Estate Capital Trust 2006-2

                       Mortgage Pass-Through Certificates

                   IMPORTANT NOTICE REGARDING THE CONDITIONS
                  FOR THIS OFFERING OF ASSET-BACKED SECURITIES
The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

                IMPORTANT INFORMATION AND IRS CIRCULAR 230 NOTICE
This material has been prepared for information purposes to support the promotion or marketing of the transaction or matters addressed herein. This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading, banking or other non-research personnel. This material was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax laws. Each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor, or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

The registration statement referred to above (including the prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink:

http://www.sec.gov/Archives/edgar/data/1030442/000090514806002120/
efc6-1020_forms3a.txt

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

MORGAN STANLEY                                                November 1st, 2006
Securitized Products Group       [MORGAN STANLEY LOGO]

                          Approximately $1,341,471,000
              Morgan Stanley IXIS Real Estate Capital Trust 2006-2

                        Morgan Stanley ABS Capital I Inc.
                                    Depositor

                      Morgan Stanley Mortgage Capital Inc.
                         IXIS Real Estate Capital Inc.*
                                    Sponsors

                          Saxon Mortgage Services, Inc.
                       Countrywide Home Loans Servicing LP
                                    Servicers

                             Transaction Highlights
                             ----------------------

                                                                                     Modified
                           Original Class                                          Duration To
 Offered                    Certificate       Expected Ratingss    Avg Life to     Call(1)(3) /    Payment Window To
 Classes     Description     Balance(4)       (S&P / Moody's)     Call(1)/Mty(2)    Mty (2)(3)     Call(1) / Mty(2)
----------   -----------   --------------   -------------------   --------------   ------------   -------------------
  A-fpt        Floater        350,000,000         AAA/Aaa                    ***Not Offered Hereby***
   A-1         Floater        283,340,000         AAA/Aaa          0.80 / 0.80     0.77 / 0.77      1 - 20 / 1 - 20
   A-2         Floater         80,280,000         AAA/Aaa          2.00 / 2.00     1.88 / 1.88     20 - 28 / 20 - 28
   A-3         Floater        231,470,000         AAA/Aaa          3.50 / 3.50     3.12 / 3.12     28 - 67 / 28 - 67
   A-4         Floater        136,540,000         AAA/Aaa          7.79 / 8.53     6.18 / 6.57    67 - 114 / 67 - 196
   M-1         Floater         55,433,000         AA+/Aa1          5.36 / 5.60     4.48 / 4.60    43 - 114 / 43 - 169
   M-2         Floater         47,811,000         AA/Aa2           5.30 / 5.51     4.42 / 4.53    41 - 114 / 41 - 162
   M-3         Floater         29,795,000         AA-/Aa3          5.26 / 5.45     4.39 / 4.49    40 - 114 / 40 - 154
   M-4         Floater         26,331,000          A+/A1           5.24 / 5.42     4.37 / 4.46    39 - 114 / 39 - 148
   M-5         Floater         23,559,000          A/A2            5.22 / 5.37     4.35 / 4.43    39 - 114 / 39 - 141
   M-6         Floater         22,866,000          A-/A3           5.21 / 5.33     4.33 / 4.40    38 - 114 / 38 - 135
   B-1         Floater         21,480,000        BBB+/Baa1         5.20 / 5.26     4.28 / 4.31    38 - 114 / 38 - 127
   B-2         Floater         12,472,000        BBB/Baa2          5.19 / 5.20     4.23 / 4.24    38 - 114 / 38 - 118
   B-3         Floater         20,094,000        BBB-/Baa3         5.09 / 5.09     4.04 / 4.04    37 - 111 / 37 - 111

                Initial
 Offered     Subordination
 Classes         Level        Benchmark
----------   -------------    -----------
  A-fpt         21.95%        1 Mo. LIBOR
   A-1          21.95%        1 Mo. LIBOR
   A-2          21.95%        1 Mo. LIBOR
   A-3          21.95%        1 Mo. LIBOR
   A-4          21.95%        1 Mo. LIBOR
   M-1          17.95%        1 Mo. LIBOR
   M-2          14.50%        1 Mo. LIBOR
   M-3          12.35%        1 Mo. LIBOR
   M-4          10.45%        1 Mo. LIBOR
   M-5           8.75%        1 Mo. LIBOR
   M-6           7.10%        1 Mo. LIBOR
   B-1           5.55%        1 Mo. LIBOR
   B-2           4.65%        1 Mo. LIBOR
   B-3           3.20%        1 Mo. LIBOR

Notes:      (1)   Certificates are priced to the 5% Optional Clean-up Call.
            (2)   Based on the pricing prepayment speed. See details below.
            (3)   Assumes pricing at par.
            (4)   Class sizes subject to a variance of plus or minus 5%.
            *     Formerly referred to as CDC Mortgage Capital Inc.


Issuing Entity:    Morgan Stanley IXIS Real Estate Capital Trust 2006-2

Depositor:         Morgan Stanley ABS Capital I Inc.

Sponsors:          Morgan Stanley Mortgage Capital Inc. and IXIS Real Estate
                   Capital Inc. (formerly referred to as CDC Mortgage Capital
                   Inc.)

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                                     Page 2

Originators:       First NLC Financial Services, LLC (27.77%)
                   Accredited Home Lenders, Inc. (23.00%)
                   Master Financial, Inc. (21.74%)
                   AIG Federal Savings Bank (through its Wilmington Finance division) (18.42%)
                   NC Capital Corporation (3.57%)
                   Rose Mortgage, Inc. (1.64%)
                   Encore Credit Corp. (1.23%)
                   Lenders Direct Capital Corp. (0.89%)
                   First Horizon Home Loan Corporation (0.46%)
                   Lime Financial Services, Ltd. (0.38%)
                   First Bank Mortgage, Inc. (0.24%)
                   Quick Loan Funding Inc. (0.20%)
                   Funding America Mortgage Warehouse Trust (0.17%)
                   Mandalay Mortgage, LLC (0.11%)
                   FlexPoint Funding Corporation (0.08%)
                   Meritage Mortgage Corporation (0.04%)
                   Aames Capital Corporation (0.03%)
                   Maxim Mortgage Corp. (0.03%)
                   ResMAE Mortgage Corporation (0.01%)
                   Countrywide Home Loans, Inc. (<0.005%)

Servicers:         Saxon Mortgage Services, Inc. (86.82%) and Countrywide Home
                   Loans Servicing LP (13.18%)

Swap Counterparty: IXIS Financial Products Inc.

Trustee:           Deutsche Bank National Trust Company

Managers:          Morgan Stanley & Co. Incorporated (lead manager) and IXIS
                   Securities North America (co-manager)

Rating Agencies:   Standard & Poor's Ratings Service and Moody's Investors
                   Service, Inc.

Offered            The Class A, M and B Certificates.
Certificates:

Class A            The Class A-fpt, A-1, A-2, A-3 and A-4 Certificates.
Certificates:

Class M            The Class M-1, M-2, M-3, M-4, M-5 and M-6 Certificates.
Certificates:

Class B            The Class B-1, B-2 and B-3 Certificates.
Certificates:

Class A Front      The Class A-1 and A-2 Certificates.
Sequential
Certificates:

Class A Front      The Class A-fpt Certificates.
Pass-Through
Certificates:

Class A Front      The Class A-fpt, A-1 and A-2 Certificates.
Certificates:

Expected Closing   November 28, 2006 through DTC and Euroclear or Clearstream.
Date:              The Certificates will be sold without accrued interest.

Cut-off Date:      November 1, 2006

Distribution       The 25th of each month, or if such day is not a business
Dates:             day, on the next business day, beginning December 26, 2006.

Final Scheduled    For all Offered Certificates, the Distribution Date
Distribution Date: occurring in November 2036.

Minimum            The Offered Certificates will be issued and available in
Denomination:      denominations of $25,000 initial principal balance and
                   integral multiples of $1 in excess of $25,000.

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

Due Period:        For any Distribution Date, the period commencing on the
                   second day of the calendar month preceding the month in which that Distribution Date occurs and ending on the first day of the calendar month in which that Distribution Date occurs.

Interest Accrual   The interest accrual period for the Offered Certificates
Period:            with respect to any Distribution Date will be the period
                   beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to the current Distribution Date (on an actual/360 day count basis).

The Mortgage       The Trust will consist of approximately $1,385.8 million of
Loans:             adjustable- and fixed-rate sub-prime residential, first-lien and second-lien mortgage loans.

Pricing            o     Fixed Rate Mortgage Loans: CPR starting at
Prepayment Speed:  approximately 4% CPR in month 1 and increasing to 23% CPR in month 16 (19%/15 increase for each month), and remaining at 23% CPR thereafter
                   o     ARM Mortgage Loans: 28% CPR

Credit             The Offered Certificates are credit enhanced by:
Enhancement:       1) Net monthly excess cashflow from the Mortgage Loans
                      after taking into account certain payments received or paid by the trust pursuant to the interest rate swap agreement,
                   2) 3.20% overcollateralization (funded upfront). On and after the Stepdown Date, so long as a Trigger Event is not in effect, the required overcollateralization will equal 6.40% of the aggregate principal balance of the Mortgage Loans as of the last day of the applicable Due Period, subject to a 0.50% floor, based on the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, and
                   3) Subordination of distributions on the more subordinate
                      classes of certificates (if applicable) to the required distributions on the more senior classes of certificates.

Senior             For any Distribution Date, the percentage obtained by
Enhancement        dividing (x) the aggregate Class Certificate Balance of the
Percentage:        subordinate certificates (together with any
                   overcollateralization and taking into account the distributions of the Principal Distribution Amount and all payments of principal from the Swap Account, if any, for such Distribution Date) by (y) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due
                   Period.

Stepdown Date:     The later to occur of:
                   (x)   The earlier of:
                         (a)   The Distribution Date occurring in December 2009;
                               and
                         (b) The Distribution Date following the Distribution Date on which the aggregate balance of the Class A Certificates is reduced to zero; and
                   (y)   The first Distribution Date on which the Senior
                         Enhancement Percentage (calculated for this purpose only after taking into account payments of principal on the Mortgage Loans on the last day of the related Due Period but prior to principal distributions to the certificates on the applicable Distribution Date) is greater than or equal to approximately 43.90%.

Trigger Event:     Either a Delinquency Trigger Event or a Cumulative Loss
                   Trigger Event.

Delinquency        A Delinquency Trigger Event is in effect on any Distribution
Trigger Event:     Date if on that Distribution Date the quotient (expressed as a percentage) of (x) the rolling three-month average of the aggregate unpaid principal balance of Mortgage Loans that are 60 days or more delinquent (including Mortgage Loans related to REO property) divided by (y) the aggregate unpaid principal balance of the Mortgage Loans equals or exceeds a given percentage of the prior period's Enhancement Percentage to the bond specified below:

                   Class A Certificates              36.44% of the Senior
                   remain outstanding                Enhancement Percentage

                   On and after Class A              44.56% of the Class M-1
                   Certificates pay off              Enhancement Percentage

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

Cumulative Loss    A Cumulative Loss Trigger Event is in effect on any
Trigger Event:     Distribution Date if the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Prepayment Period divided by the aggregate Stated
                   Principal Balance of the Mortgage Loans as of the Cut-off
                   Date exceeds the applicable percentages described below with respect to such Distribution Date:

                   Months 25- 36    1.500% for the first month, plus an
                                    additional 1/12th of 1.850% for each month thereafter (e.g., 2.425% in Month 31)

                   Months 37- 48    3.350% for the first month, plus an
                                    additional 1/12th of 1.950% for each month thereafter (e.g., 4.325% in Month 43)

                   Months 49- 60    5.300% for the first month, plus an
                                    additional 1/12th of 1.500% for each month thereafter (e.g., 6.050% in Month 55)

                   Months 61- 72    6.800% for the first month, plus an
                                    additional 1/12th of 0.850% for each month thereafter (e.g., 7.225% in Month 67)

                   Months 73-       7.650%
                   thereafter

Initial            Class A:     21.95%
Subordination      Class M-1:   17.95%
Percentage:        Class M-2:   14.50%
                   Class M-3:   12.35%
                   Class M-4:   10.45%
                   Class M-5:   8.75%
                   Class M-6:   7.10%
                   Class B-1:   5.55%
                   Class B-2:   4.65%
                   Class B-3:   3.20%

Optional Clean-up  When the current aggregate principal balance of the Mortgage
Call: Loans is less than or equal to 5% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Step-up            For all Offered Certificates the coupon will increase after
Coupons:           the Optional Clean-up Call date, should the call not be
                   exercised. The applicable fixed margin will increase by 2x on the Class A Certificates and by 1.5x on all other
                   Certificates after the first Distribution Date on which the Optional Clean-up Call is exercisable.

Class A            The Class A-fpt, A-1, A-2, A-3 and A-4 Certificates will
Certificates       accrue interest at a variable rate equal to the lesser of
Pass-Through Rate: (i) one-month LIBOR plus [] bps ([] bps after the first
                   Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-1          The Class M-1 Certificates will accrue interest at a
Pass-Through Rate: variable rate equal to the lesser of (i) one-month LIBOR plus
                   [] bps ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-2          The Class M-2 Certificates will accrue interest at a
Pass-Through Rate: variable rate equal to the lesser of (i) one-month LIBOR plus
                   [] bps ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-3          The Class M-3 Certificates will accrue interest at a
Pass-Through Rate: variable rate equal to the lesser of (i) one-month LIBOR plus
                   [] bps ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-4          The Class M-4 Certificates will accrue interest at a
Pass-Through Rate: variable rate equal to the lesser of (i) one-month LIBOR plus
                   [] bps ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-5          The Class M-5 Certificates will accrue interest at a
Pass-Through Rate: variable rate equal to the lesser of (i) one-month LIBOR plus
                   [] bps ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-6          The Class M-6 Certificates will accrue interest at a
Pass-Through Rate: variable rate equal to the lesser of (i) one-month LIBOR plus
                   [] bps ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

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Class B-1          The Class B-1 Certificates will accrue interest at a
Pass-Through Rate: variable rate equal to the lesser of (i) one-month LIBOR plus
                   [] bps ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class B-2          The Class B-2 Certificates will accrue interest at a
Pass-Through Rate: variable rate equal to the lesser of (i) one-month LIBOR plus
                   [] bps ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class B-3          The Class B-3 Certificates will accrue interest at a
Pass-Through Rate: variable rate equal to the lesser of (i) one-month LIBOR plus
                   [] bps ([] bps after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

WAC Cap: For any Distribution Date, the weighted average of the interest rates for each mortgage loan (in each case, less the applicable Expense Fee Rate) then in effect at the beginning of the related Due Period less the Swap Payment Rate, adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.

Swap Payment Rate: For any Distribution Date, a fraction, the numerator of which is any Net Swap Payment or swap termination payment owed to the Swap Counterparty (other than any Defaulted Swap Termination Payment) for such Distribution Date and the denominator of which is the Stated Principal Balance of the Mortgage Loans at the beginning of the related due period, multiplied by 12.

Interest Rate Cap: Beginning on the first Distribution Date, and for a period of
                   9 months thereafter, an Interest Rate Cap will be entered into by the Trust for the benefit of the Offered Certificates.

                   For its duration, the Interest Rate Cap pays the Trust the product of (i) the excess, if any, of the then current 1-month LIBOR rate over the cap strike (on an Actual/360 day count basis) and (ii) the Interest Rate Cap Notional Balance as described on the schedule herein.

Interest Rate Cap  Any payments from the Interest Rate Cap shall be available
Payment            to pay any Basis Risk Carry Forward Amounts due to the
Allocation:        Offered Certificates first pro rata by outstanding balance and then pro rata by any Basis Risk Carry Forward Amounts remaining outstanding.

Class A Basis      As to any Distribution Date, the supplemental interest
Risk Carry         amount for each of the Class A Certificates will equal the
Forward Amount:    sum of:
                   (i)   The excess, if any, of interest that would otherwise be
                         due on such Certificates at the Class A Certificates Pass-Through Rate (without regard to the WAC Cap) over interest due such Certificates at a rate equal to the WAC Cap;
                   (ii)  Any Class A Basis Risk Carry Forward Amount remaining unpaid from prior Distribution Dates; and
                   (iii) Interest on the amount in clause (ii) at the related
                         Class A Certificates Pass-Through Rate (without regard to the WAC Cap).

Class M-1, M-2,    As to any Distribution Date, the supplemental interest amount
M-3, M-4, M-5,     for each of the Class M-1, M-2, M-3, M-4, M-5, M-6, B-1, B-2
M-6, B-1, B-2      and B-3 Certificates will equal the  sum of:
and B-3 Basis      (i)   The excess, if any, of interest that would otherwise be
Risk Carry               due on such Certificates at such Certificates'
Forward Amounts:         applicable Pass-Through Rate (without regard to the WAC
                         Cap) over interest due such Certificates at a rate equal to the WAC Cap;
                   (ii)  Any Basis Risk Carry Forward Amount for such class
                         remaining unpaid for such Certificate from prior
                         Distribution Dates; and
                   (iii) Interest on the amount in clause (ii) at the
                         Certificates' applicable Pass-Through Rate (without regard to the WAC Cap).

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Interest           On each Distribution Date and after payments of servicing, on
Distributions      trustee and custodian fees, if any, and other expenses,
Offered            including any Net Swap Payments and any swap termination
Certificates:      payment owed to the Swap Counterparty, interest distributions from the Interest Remittance Amount will be allocated as follows:
                   (i)    Concurrently to the Class A Certificates, their
                          Accrued Certificate Interest and any unpaid Accrued Certificate Interest from prior Distribution Dates, pro rata, based upon their respective entitlements to such amounts;
                   (ii)   To the Class M-1 Certificates, its Accrued Certificate
                          Interest;
                   (iii)  To the Class M-2 Certificates, its Accrued Certificate
                          Interest;
                   (iv)   To the Class M-3 Certificates, its Accrued Certificate
                          Interest;
                   (v)    To the Class M-4 Certificates, its Accrued Certificate
                          Interest;
                   (vi)   To the Class M-5 Certificates, its Accrued Certificate
                          Interest;
                   (vii)  To the Class M-6 Certificates, its Accrued Certificate
                          Interest;
                   (viii) To the Class B-1 Certificates, its Accrued Certificate
                          Interest;
                   (ix)   To the Class B-2 Certificates, its Accrued Certificate
                          Interest; and
                   (x)    To the Class B-3 Certificates, its Accrued Certificate
                          Interest.

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Principal          On each Distribution Date (a) prior to the Stepdown
Distributions on   Date or (b) on which a Trigger Event is in effect,
Offered            principal distributions from the Principal Distribution
Certificates:      Amount will be allocated as follows:

                   (i) to cover any Net Swap Payment and any swap termination payment due to the Swap Counterparty but not including any swap termination payment due to a default on the part of the Swap Counterparty;
                   (ii) to the Class A Certificates, allocated between the Class A Certificates as described below, until the Class Certificate Balances have been reduced to zero;
                   (iii) to the Class M-1 Certificates, until the Class Certificate Balance has been reduced to zero;
                   (iv) to the Class M-2 Certificates, until the Class Certificate Balance has been reduced to zero;
                   (v) to the Class M-3 Certificates, until the Class Certificate Balance has been reduced to zero;
                   (vi) to the Class M-4 Certificates, until the Class Certificate Balance has been reduced to zero;
                   (vii) to the Class M-5 Certificates, until the Class Certificate Balance has been reduced to zero;
                   (viii) to the Class M-6 Certificates, until the Class Certificate Balance has been reduced to zero;
                   (ix) to the Class B-1 Certificates, until the Class Certificate Balance has been reduced to zero;
                   (x) to the Class B-2 Certificates, until the Class Certificate Balance has been reduced to zero; and
                   (xi) to the Class B-3 Certificates, until the Class Certificate Balance has been reduced to zero.

                   On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, principal distributions from the Principal Distribution Amount will be allocated as follows:
                   (i) to cover any Net Swap Payment and any swap termination payment due to the Swap Counterparty but not including any swap termination payment due to a default on the part of the Swap Counterparty;
                   (ii) to the Class A Certificates, the lesser of the Principal Distribution Amount and the Class A Principal Distribution Amount, allocated between the Class A Certificates as described below, until the Class Certificate Balances thereof have been reduced to zero;
                   (iii) to the Class M-1 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-1 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;
                   (iv) to the Class M-2 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-2 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;
                   (v) to the Class M-3 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-3 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;
                   (vi) to the Class M-4 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-4 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;
                   (vii) to the Class M-5 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-5 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;
                   (viii) to the Class M-6 Certificates, the lesser of the
                          remaining Principal Distribution Amount and the Class M-6 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;
                   (ix) to the Class B-1 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-1 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;
                   (x) to the Class B-2 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-2 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero; and
                   (xi) to the Class B-3 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-3 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero.

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Class A Principal  The Class A Certificates will receive principal as follows:
Allocation:        the Class A-3 Certificates will not receive principal
                   distributions until the Class Certificate Balance of the Class A Front Certificates has been reduced to zero and the Class A-4 Certificates will not receive principal distributions until the Class Certificate Balance of the Class A-3 Certificates has been reduced to zero.

                   The Class A Front Certificates will receive principal as follows: the Class A Front Sequential Certificates and the Class A Front Pass-Through Certificates will receive principal pro rata. The Class A Front Sequential Certificates will receive principal sequentially; the Class A-2 Certificates will not receive principal distributions until the Class Certificate Balance of the Class A-1 Certificates has been reduced to zero.

                   Notwithstanding the above, in the event that all subordinate classes, including the Class X certificates, have been reduced to zero, principal distributions to the Class A Certificates will be distributed pro rata, based upon their respective Class Certificate Balances, to the Class A-fpt, Class A-1, Class A-2, Class A-3 and Class A-4 Certificates.

Swap Payment       For a given Class of Certificates outstanding, a pro rata
Allocation:        share of the Net Swap Payment owed by the Swap Counterparty
                   (if any), based on the outstanding Class Certificate Balance of that Class.

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Swap Payment       All payments due under the swap agreement and any swap
Priority:          termination payment pursuant to the swap agreement,
                   including, without limitation, any Senior Defaulted Swap
                   Termination Payment, will be deposited into the Swap Account, and allocated in the following order of priority:
                   (i)     to pay any Net Swap Payment owed to the Swap
                           Counterparty pursuant to the swap agreement;
                   (ii)    to pay any swap termination payment to the Swap
                           Counterparty, including, without limitation, any Senior Defaulted Swap Termination Payment but not including any other swap termination payment due to a default on the part of the Swap Provider;
                   (iii)   to the Class A-fpt, A-1, A-2, A-3 and A-4
                           Certificates, Accrued Certificate Interest and unpaid interest shortfall amounts, on a pro rata basis, to the extent not yet paid;
                   (iv)    to the Class M-1, M-2, M-3, M-4, M-5, M-6, B-1, B-2
                           and B-3 Certificates, Accrued Certificate Interest and unpaid interest shortfall amounts, sequentially and in that order, to the extent not yet paid;
                   (v)     to be paid as principal, in accordance with the
                           principal distribution rules in effect for such Distribution Date, as needed to maintain the required overcollateralization;
                   (vi)    concurrently, to the Class A-fpt, A-1, A-2, A-3 and
                           A-4 Certificates, any Basis Risk Carry Forward Amount for such Class up to the respective Swap Payment Allocation, to the extent not yet paid;
                   (vii)   sequentially, to the Class M-1, M-2, M-3, M-4, M-5,
                           M-6, B-1, B-2 and B-3 Certificates, any Basis Risk Carry Forward Amount for such Class up to the respective Swap Payment Allocation, to the extent not yet paid;
                   (viii)  concurrently, to the Class A Certificates, Class M
                           Certificates and Class B Certificates, any unpaid Basis Risk Carryforward Amount, pro rata based on need;
                   (ix)    sequentially, to the Class M-1, M-2, M-3, M-4, M-5,
                           M-6, B-1, B-2 and B-3 Certificates, the allocated unreimbursed realized loss amount, to the extent not yet paid;
                   (x)     to pay any swap termination payment to the Swap
                           Counterparty, to the extent the termination is due to a default on the part of the Swap Counterparty; and
                   (xi)    all remaining amounts to the holder of the Class X
                           Certificates.

                   In the event that, upon the Trust entering into a replacement interest rate swap agreement following the occurrence of an additional termination event of the type described in Part 1(h)(ii) of the swap agreement, the Trust is entitled to receive a payment from a replacement swap provider, the Trustee shall direct the replacement swap provider to make such payment to the Swap Account. Any Senior Defaulted Swap Termination Payment shall be made from the Swap Account to the Swap Provider immediately upon receipt of such payment, regardless of whether the date of receipt thereof is a Distribution Date. To the extent that any payment from a replacement swap provider is made to an account other than the Swap Account, then, any Senior Defaulted Swap Termination Payment shall be paid to the Swap Provider immediately upon receipt of such replacement swap provider, regardless of whether the date of receipt thereof is a Distribution Date. The Swap Provider shall have first priority to any replacement swap termination payment over the payment by the Trust to certificateholders, the servicers, any responsible party, the Trustee or any other person.

                   Notwithstanding the foregoing, in the event that the Trust receives a swap termination payment, and a successor Swap Provider cannot be obtained, then the Trustee will be required to deposit the swap termination payment into the reserve account that is a sub-account of the Swap Account. On each subsequent Distribution Date (so long as funds are available in the reserve account), the trustee will be required to withdraw from the reserve account and deposit into the Swap Account an amount equal to the amount of any Net Swap Receipt due the Trust (calculated in accordance with the terms of the original interest rate swap agreement) and treat such amount as a Net Swap Receipt for purposes of determining the distributions from the Swap Account. The remaining amount in the reserve account will remain in that account and not treated as a swap termination payment for purposes of determining the distributions from the Swap Account until the final Distribution Date.

Senior Defaulted   As of any date, the lesser of (i) any payments received by
Swap Termination   the Trust as a result of entering into a replacement interest
Payment:           rate swap agreement following an additional termination event resulting from a downgrade of the Swap Counterparty in accordance with the swap agreement and (ii) any swap termination payment owed to the Swap Provider.

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Allocation of Net  For any Distribution Date, any Net Monthly Excess Cashflow
Monthly Excess     shall be paid as follows:
Cashflow:          (i)     to the Class M-1 Certificates, the unpaid interest
                           shortfall amount;
                   (ii)    to the Class M-1 Certificates, the allocated
                           unreimbursed realized loss amount;
                   (iii)   to the Class M-2 Certificates, the unpaid interest
                           shortfall amount;
                   (iv)    to the Class M-2 Certificates, the allocated
                           unreimbursed realized loss amount;
                   (v)     to the Class M-3 Certificates, the unpaid interest
                           shortfall amount;
                   (vi)    to the Class M-3 Certificates, the allocated
                           unreimbursed realized loss amount;
                   (vii)   to the Class M-4 Certificates, the unpaid interest
                           shortfall amount;
                   (viii)  to the Class M-4 Certificates, the allocated
                           unreimbursed realized loss amount;
                   (ix)     to the Class M-5 Certificates, the unpaid interest
                           shortfall amount;
                   (x)     to the Class M-5 Certificates, the allocated
                           unreimbursed realized loss amount;
                   (xi)    to the Class M-6 Certificates, the unpaid interest
                           shortfall amount;
                   (xii)   to the Class M-6 Certificates, the allocated
                           unreimbursed realized loss amount;
                   (xiii)  to the Class B-1 Certificates, the unpaid interest shortfall amount;
                   (xiv)   to the Class B-1 Certificates, the allocated
                           unreimbursed realized loss amount;
                   (xv)    to the Class B-2 Certificates, the unpaid interest
                           shortfall amount;
                   (xvi)   to the Class B-2 Certificates, the allocated
                           unreimbursed realized loss amount;
                   (xvii)  to the Class B-3 Certificates, the unpaid interest shortfall amount;
                   (xviii) to the Class B-3 Certificates, the allocated
                           unreimbursed realized loss amount;
                   (xix)   concurrently, to the Class A Certificates, pro rata,
                           any Basis Risk Carry Forward Amount for the Class A
                           Certificates; and
                   (xx)    sequentially, to Classes M-1, M-2, M-3, M-4, M-5,
                           M-6, B-1, B-2 and B-3 Certificates, in such order, any Basis Risk Carry Forward Amount for such classes.

Interest           For any Distribution Date, the portion of available funds
Remittance Amount: for such Distribution Date attributable to interest received or advanced on the Mortgage Loans.

Accrued            For any Distribution Date and each class of Certificates,
Certificate        equals the amount of interest accrued during the related
Interest:          interest accrual period at the related Pass-Through Rate,
                   reduced by any prepayment interest shortfalls and shortfalls resulting from the application of the Servicemembers Civil
                   Relief Act or similar state law allocated to such class.

Principal          On any Distribution Date, the sum of (i) the Basic Principal
Distribution       Distribution Amount and (ii) the Extra Principal
Amount:            Distribution Amount.

Basic Principal    On any Distribution Date, the excess of (i) the aggregate
Distribution       principal remittance amount over (ii) the Excess
Amount:            Subordinated Amount, if any.

Net Monthly        For any Distribution Date is the amount of funds available
Excess             for distribution on such Distribution Date remaining after
Cashflow:          making all distributions of interest and principal on the
                   certificates.

Extra Principal    For any Distribution Date, the lesser of (i) the excess of
Distribution       (x) interest collected or advanced with respect to the
Amount:            Mortgage Loans with due dates in the related Due Period
                   (less servicing and trustee fees and expenses), over (y) the sum of interest payable on the Certificates on such Distribution Date and (ii) the overcollateralization deficiency amount for such Distribution Date.

Excess             For any Distribution Date, means the excess, if any of (i)
Subordinated       the overcollateralization over (ii) the required
Amount:            overcollateralization for such Distribution Date.

Class A Principal  For any Distribution Date, an amount equal to the excess of
Distribution       (x) the aggregate Class Certificate Balance of the Class A
Amount:            Certificates immediately prior to such Distribution Date
                   over (y) the lesser of (A) the product of (i) approximately
                   56.10% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $6,929,102.

Class M-1          For any Distribution Date, an amount equal to the excess of
Principal          (x) the sum of (i) the aggregate Class Certificate Balance
Distribution       of the Class A Certificates (after taking into account the
Amount:            payment of the Class A Principal Distribution Amount on such
                   Distribution Date) and (ii) the Class Certificate Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of
                   (i) approximately 64.10% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $6,929,102.

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Class M-2          For any Distribution Date, an amount equal to the excess of
Principal          (x) the sum of (i) the aggregate Class Certificate Balance
Distribution       of the Class A Certificates (after taking into account the
Amount:            payment of the Class A Principal Distribution Amount on such
                   Distribution Date), (ii) the Class Certificate Balance of the
                   Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such
                   Distribution Date) and (iii) the Class Certificate Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of
                   (i) approximately 71.00% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $6,929,102.

Class M-3          For any Distribution Date, an amount equal to the excess of
Principal          (x) the sum of (i) the aggregate Class Certificate Balance
Distribution       of the Class A Certificates (after taking into account the
Amount:            payment of the Class A Principal Distribution Amount on such
                   Distribution Date), (ii) the Class Certificate Balance of the
                   Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such
                   Distribution Date), (iii) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date) and (iv) the Class Certificate
                   Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 75.30% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $6,929,102.

Class M-4          For any Distribution Date, an amount equal to the excess of
Principal          (x) the sum of (i) the aggregate Class Certificate Balance
Distribution       of the Class A Certificates (after taking into account the
Amount:            payment of the Class A Principal Distribution Amount on such
                   Distribution Date), (ii) the Class Certificate Balance of the
                   Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such
                   Distribution Date), (iii) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date) and (v) the Class Certificate Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of
                   (i) approximately 79.10% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $6,929,102.

Class M-5          For any Distribution Date, an amount equal to the excess of
Principal          (x) the sum of (i) the aggregate Class Certificate Balance
Distribution       of the Class A Certificates (after taking into account the
Amount:            payment of the Class A Principal Distribution Amount on such
                   Distribution Date), (ii) the Class Certificate Balance of the
                   Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such
                   Distribution Date), (iii) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date) and (vi) the Class Certificate
                   Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 82.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $6,929,102.

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Class M-6          For any Distribution Date, an amount equal to the excess of
Principal          (x) the sum of (i) the aggregate Class Certificate Balance
Distribution       of the Class A Certificates (after taking into account the
Amount:            payment of the Class A Principal Distribution Amount on such
                   Distribution Date), (ii) the Class Certificate Balance of the
                   Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such
                   Distribution Date), (iii) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date) and (vii) the Class Certificate
                   Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 85.80% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $6,929,102.

Class B-1          For any Distribution Date, an amount equal to the excess of
Principal          (x) the sum of (i) the aggregate Class Certificate Balance
Distribution       of the Class A Certificates (after taking into account the
Amount:            payment of the Class A Principal Distribution Amount on such
                   Distribution Date), (ii) the Class Certificate Balance of the
                   Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such
                   Distribution Date), (iii) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Class Certificate Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date) and (viii) the Class Certificate
                   Balance of the Class B-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 88.90% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $6,929,102.

Class B-2          For any Distribution Date, an amount equal to the excess of
Principal          (x) the sum of (i) the aggregate Class Certificate Balance
Distribution       of the Class A Certificates (after taking into account the
Amount:            payment of the Class A Principal Distribution Amount on such
                   Distribution Date), (ii) the Class Certificate Balance of the
                   Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such
                   Distribution Date), (iii) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Class Certificate Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Class Certificate Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date) and (ix) the Class Certificate
                   Balance of the Class B-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 90.70% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $6,929,102.

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Class B-3          For any Distribution Date, an amount equal to the excess of
Principal          (x) the sum of (i) the aggregate Class Certificate Balance
Distribution       of the Class A Certificates (after taking into account the
Amount:            payment of the Class A Principal Distribution Amount on such
                   Distribution Date), (ii) the Class Certificate Balance of the
                   Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such
                   Distribution Date), (iii) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Class Certificate Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Class Certificate Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date), (ix) the Class Certificate Balance of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amount on such Distribution Date) and (x) the Class Certificate Balance of the Class B-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of
                   (i) approximately 93.60% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $6,929,102.

Allocation of      If on any Distribution Date, after giving effect to all
Losses:            distributions of principal as described above and
                   allocations of payments from the Swap Account to pay principal as described under "--Swap Payment Priority", the aggregate Class Certificate Balances of the Offered
                   Certificates exceeds the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date, the Class
                   Certificate Balance of the applicable Class M or Class B certificates will be reduced, in inverse order of seniority
                   (beginning with the Class B-3 certificates) by an amount equal to that excess, until that Class Certificate Balance is reduced to zero. This reduction of a Class Certificate
                   Balance for Realized Losses is referred to as an "Applied
                   Realized Loss Amount." In the event Applied Realized Loss
                   Amounts are allocated to any class of certificates, its Class
                   Certificate Balance will be reduced by the amount so allocated, and no funds will be distributable with respect to interest or Basis Risk CarryForward Amounts on the amounts written down on that Distribution Date or any future
                   Distribution Dates, even if funds are otherwise available for distribution. Notwithstanding the foregoing, if after an Applied Realized Loss Amount is allocated to reduce the Class
                   Certificate Balance of any class of certificates, amounts are received with respect to any mortgage loan or related mortgaged property that had previously been liquidated or otherwise disposed of (any such amount being referred to as a "Subsequent Recovery"), the Class Certificate Balance of each class of certificates that has been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recoveries (but not in excess of the Unpaid Realized Loss Amount for the applicable class of Subordinated Certificates for the related
                   Distribution Date). Any Subsequent Recovery that is received during a Prepayment Period will be treated as Liquidation
                   Proceeds and included as part of the Principal Remittance
                   Amount for the related Distribution Date.

Trust Tax Status:  Portions of the trust will be treated as multiple real estate mortgage investment conduits, or REMICs, for federal income tax purposes.
                   The Offered Certificates will represent regular interests in a REMIC, which will be treated as debt instruments of a REMIC, and interests in certain basis risk interest carry forward payments, pursuant to the payment priorities in the transaction. Each interest in basis risk interest carry forward payments will be treated as an interest rate cap contract for federal income tax purposes.

ERISA              The Offered Certificates are expected to be ERISA eligible.
Eligibility:       Plan fiduciaries should note the additional representations deemed to be made because of the swap agreement, which will be described under "ERISA Considerations" in the free writing prospectus supplement and the prospectus supplement for the Morgan Stanley IXIS Real Estate Capital Trust 2006-2 transaction.

SMMEA Eligibility: None of the Certificates will be SMMEA eligible.

Registration       This term sheet does not contain all information that is
Statement and      required to be included in a registration statement, or in a
Prospectus:        base prospectus and prospectus supplement.

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                   The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, the underwriters or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.
                   The registration statement referred to above (including the prospectus) is incorporated in this term sheet by reference and may be accessed by clicking on the following hyperlink: http://www.sec.gov/Archives/edgar/data/1030442/
                   000090514806002120/efc6-1020_forms3a.txt

Risk Factors:      PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS INCLUDED
                   IN THE REGISTRATION STATEMENT AND IN THE FREE WRITING
                   PROSPECTUS SUPPLEMENT AND THE PROSPECTUS SUPPLEMENT FOR
                   MORGAN STANLEY IXIS REAL ESTATE CAPITAL TRUST 2006-2
                   TRANSACTION REFERRED FOR A DESCRIPTION OF INFORMATION THAT
                   SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE
                   OFFERED CERTIFICATES.

Static Pool        Information concerning the sponsors' prior residential
Information:       mortgage loan securitizations involving fixed- and
                   adjustable-rate subprime mortgage loans secured by first- or second-lien mortgages or deeds of trust in residential real properties issued by the depositor is available on the internet at http://www.morganstanley.com/institutional/abs_spi/
                   Subprime.html and http://www.morganstanley.com/institutional/ abs_spi/ixis.html. On these websites, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each Distribution Date by securitization for the past five years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than five years from the date of this term sheet. Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the trust that will issue the certificates offered by this term sheet. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor's control, such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
                                    Page 15
--------------------------------------------------------------------------------

Weighted Average Life Sensitivity
To CALL

----------------------------------------------------------------------------------------------------------------------------------
        PPC (%)                       50            60           75            100           125           150           175
----------------------------------------------------------------------------------------------------------------------------------
 A-fpt  WAL (yrs)                    2.21          1.83         1.45          1.07          0.84          0.68          0.56
        First Payment Date        12/25/2006    12/25/2006   12/25/2006    12/25/2006    12/25/2006    12/25/2006    12/25/2006
        Expected Final Maturity   12/25/2011    2/25/2011     3/25/2010     3/25/2009     9/25/2008     5/25/2008     2/25/2008
        Window                      1 - 61        1 - 51       1 - 40        1 - 28        1 - 22        1 - 18        1 - 15
----------------------------------------------------------------------------------------------------------------------------------
  A-1   WAL (yrs)                    1.64          1.37         1.09          0.80          0.63          0.51          0.43
        First Payment Date        12/25/2006    12/25/2006   12/25/2006    12/25/2006    12/25/2006    12/25/2006    12/25/2006
        Expected Final Maturity    5/25/2010    10/25/2009    3/25/2009     7/25/2008     3/25/2008    12/25/2007    10/25/2007
        Window                      1 - 42        1 - 35       1 - 28        1 - 20        1 - 16        1 - 13        1 - 11
----------------------------------------------------------------------------------------------------------------------------------
  A-2   WAL (yrs)                    4.20          3.48         2.75          2.00          1.56          1.26          1.04
        First Payment Date         5/25/2010    10/25/2009    3/25/2009     7/25/2008     3/25/2008    12/25/2007    10/25/2007
        Expected Final Maturity   12/25/2011    2/25/2011     3/25/2010     3/25/2009     9/25/2008     5/25/2008     2/25/2008
        Window                      42 - 61      35 - 51       28 - 40       20 - 28       16 - 22       13 - 18       11 - 15
----------------------------------------------------------------------------------------------------------------------------------
  A-3   WAL (yrs)                    7.79          6.47         5.12          3.50          2.29          1.84          1.52
        First Payment Date        12/25/2011    2/25/2011     3/25/2010     3/25/2009     9/25/2008     5/25/2008     2/25/2008
        Expected Final Maturity    5/25/2018    6/25/2016     6/25/2014     6/25/2012     9/25/2009     2/25/2009    10/25/2008
        Window                     61 - 138      51 - 115      40 - 91       28 - 67       22 - 34       18 - 27       15 - 23
----------------------------------------------------------------------------------------------------------------------------------
  A-4   WAL (yrs)                    15.68        13.23         10.64         7.79          5.60          2.61          2.15
        First Payment Date         5/25/2018    6/25/2016     6/25/2014     6/25/2012     9/25/2009     2/25/2009    10/25/2008
        Expected Final Maturity    8/25/2025    9/25/2022    10/25/2019     5/25/2016     3/25/2014    11/25/2009     5/25/2009
        Window                     138 - 225    115 - 190     91 - 155      67 - 114       34 - 88       27 - 36       23 - 30
----------------------------------------------------------------------------------------------------------------------------------
  M-1   WAL (yrs)                    10.41         8.72         6.95          5.36          5.09          5.49          4.20
        First Payment Date         8/25/2011    10/25/2010   12/25/2009     6/25/2010     2/25/2011    11/25/2009     5/25/2009
        Expected Final Maturity    8/25/2025    9/25/2022    10/25/2019     5/25/2016     3/25/2014     9/25/2012     9/25/2011
        Window                     57 - 225      47 - 190     37 - 155      43 - 114       51 - 88       36 - 70       30 - 58
----------------------------------------------------------------------------------------------------------------------------------
  M-2   WAL (yrs)                    10.41         8.72         6.95          5.30          4.74          5.14          4.39
        First Payment Date         8/25/2011    10/25/2010   12/25/2009     4/25/2010     9/25/2010     6/25/2011    10/25/2010
        Expected Final Maturity    8/25/2025    9/25/2022    10/25/2019     5/25/2016     3/25/2014     9/25/2012     9/25/2011
        Window                     57 - 225      47 - 190     37 - 155      41 - 114       46 - 88       55 - 70       47 - 58
----------------------------------------------------------------------------------------------------------------------------------
  M-3   WAL (yrs)                    10.41         8.72         6.95          5.26          4.57          4.56          3.84
        First Payment Date         8/25/2011    10/25/2010   12/25/2009     3/25/2010     7/25/2010     1/25/2011     5/25/2010
        Expected Final Maturity    8/25/2025    9/25/2022    10/25/2019     5/25/2016     3/25/2014     9/25/2012     9/25/2011
        Window                     57 - 225      47 - 190     37 - 155      40 - 114       44 - 88       50 - 70       42 - 58
----------------------------------------------------------------------------------------------------------------------------------
  M-4   WAL (yrs)                    10.41         8.72         6.95          5.24          4.49          4.31          3.61
        First Payment Date         8/25/2011    10/25/2010   12/25/2009     2/25/2010     5/25/2010    10/25/2010     2/25/2010
        Expected Final Maturity    8/25/2025    9/25/2022    10/25/2019     5/25/2016     3/25/2014     9/25/2012     9/25/2011
        Window                     57 - 225      47 - 190     37 - 155      39 - 114       42 - 88       47 - 70       39 - 58
----------------------------------------------------------------------------------------------------------------------------------
  M-5   WAL (yrs)                    10.41         8.72         6.95          5.22          4.42          4.14          3.46
        First Payment Date         8/25/2011    10/25/2010   12/25/2009     2/25/2010     4/25/2010     7/25/2010    12/25/2009
        Expected Final Maturity    8/25/2025    9/25/2022    10/25/2019     5/25/2016     3/25/2014     9/25/2012     9/25/2011
        Window                     57 - 225      47 - 190     37 - 155      39 - 114       41 - 88       44 - 70       37 - 58
----------------------------------------------------------------------------------------------------------------------------------
  M-6   WAL (yrs)                    10.41         8.72         6.95          5.21          4.37          4.02          3.35
        First Payment Date         8/25/2011    10/25/2010   12/25/2009     1/25/2010     3/25/2010     5/25/2010    10/25/2009
        Expected Final Maturity    8/25/2025    9/25/2022    10/25/2019     5/25/2016     3/25/2014     9/25/2012     9/25/2011
        Window                     57 - 225      47 - 190     37 - 155      38 - 114       40 - 88       42 - 70       35 - 58
----------------------------------------------------------------------------------------------------------------------------------
  B-1   WAL (yrs)                    10.41         8.72         6.95          5.20          4.33          3.92          3.26
        First Payment Date         8/25/2011    10/25/2010   12/25/2009     1/25/2010     2/25/2010     4/25/2010     9/25/2009
        Expected Final Maturity    8/25/2025    9/25/2022    10/25/2019     5/25/2016     3/25/2014     9/25/2012     9/25/2011
        Window                     57 - 225      47 - 190     37 - 155      38 - 114       39 - 88       41 - 70       34 - 58
----------------------------------------------------------------------------------------------------------------------------------
  B-2   WAL (yrs)                    10.40         8.71         6.95          5.19          4.30          3.86          3.21
        First Payment Date         8/25/2011    10/25/2010   12/25/2009     1/25/2010     2/25/2010     3/25/2010     8/25/2009
        Expected Final Maturity    8/25/2025    9/25/2022    10/25/2019     5/25/2016     3/25/2014     9/25/2012     9/25/2011
        Window                     57 - 225      47 - 190     37 - 155      38 - 114       39 - 88       40 - 70       33 - 58
----------------------------------------------------------------------------------------------------------------------------------
  B-3   WAL (yrs)                    10.24         8.59         6.83          5.09          4.21          3.76          3.11
        First Payment Date         8/25/2011    10/25/2010   12/25/2009    12/25/2009     1/25/2010     2/25/2010     7/25/2009
        Expected Final Maturity    3/25/2025    5/25/2022     7/25/2019     2/25/2016     1/25/2014     8/25/2012     7/25/2011
        Window                     57 - 220      47 - 186     37 - 152      37 - 111       38 - 86       39 - 69       32 - 56
----------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
                                    Page 16
--------------------------------------------------------------------------------

Weighted Average Life Sensitivity
To MATURITY

----------------------------------------------------------------------------------------------------------------------------------
        PPC (%)                       50            60           75            100           125           150           175
----------------------------------------------------------------------------------------------------------------------------------
 A-fpt  WAL (yrs)                    2.21          1.83         1.45          1.07          0.84          0.68          0.56
        First Payment Date        12/25/2006    12/25/2006   12/25/2006    12/25/2006    12/25/2006    12/25/2006    12/25/2006
        Expected Final Maturity   12/25/2011    2/25/2011     3/25/2010     3/25/2009     9/25/2008     5/25/2008     2/25/2008
        Window                      1 - 61        1 - 51       1 - 40        1 - 28        1 - 22        1 - 18        1 - 15
----------------------------------------------------------------------------------------------------------------------------------
  A-1   WAL (yrs)                    1.64          1.37         1.09          0.80          0.63          0.51          0.43
        First Payment Date        12/25/2006    12/25/2006   12/25/2006    12/25/2006    12/25/2006    12/25/2006    12/25/2006
        Expected Final Maturity    5/25/2010    10/25/2009    3/25/2009     7/25/2008     3/25/2008    12/25/2007    10/25/2007
        Window                      1 - 42        1 - 35       1 - 28        1 - 20        1 - 16        1 - 13        1 - 11
----------------------------------------------------------------------------------------------------------------------------------
  A-2   WAL (yrs)                    4.20          3.48         2.75          2.00          1.56          1.26          1.04
        First Payment Date         5/25/2010    10/25/2009    3/25/2009     7/25/2008     3/25/2008    12/25/2007    10/25/2007
        Expected Final Maturity   12/25/2011    2/25/2011     3/25/2010     3/25/2009     9/25/2008     5/25/2008     2/25/2008
        Window                      42 - 61      35 - 51       28 - 40       20 - 28       16 - 22       13 - 18       11 - 15
----------------------------------------------------------------------------------------------------------------------------------
  A-3   WAL (yrs)                    7.79          6.47         5.12          3.50          2.29          1.84          1.52
        First Payment Date        12/25/2011    2/25/2011     3/25/2010     3/25/2009     9/25/2008     5/25/2008     2/25/2008
        Expected Final Maturity    5/25/2018    6/25/2016     6/25/2014     6/25/2012     9/25/2009     2/25/2009    10/25/2008
        Window                     61 - 138      51 - 115      40 - 91       28 - 67       22 - 34       18 - 27       15 - 23
----------------------------------------------------------------------------------------------------------------------------------
  A-4   WAL (yrs)                    16.90        14.39         11.57         8.53          6.19          2.61          2.15
        First Payment Date         5/25/2018    6/25/2016     6/25/2014     6/25/2012     9/25/2009     2/25/2009    10/25/2008
        Expected Final Maturity   10/25/2035    12/25/2032    8/25/2028     3/25/2023    10/25/2019    11/25/2009     5/25/2009
        Window                     138 - 347    115 - 313     91 - 261      67 - 196      34 - 155       27 - 36       23 - 30
----------------------------------------------------------------------------------------------------------------------------------
  M-1   WAL (yrs)                    10.80         9.08         7.24          5.60          5.27          6.85          5.26
        First Payment Date         8/25/2011    10/25/2010   12/25/2009     6/25/2010     2/25/2011    11/25/2009     5/25/2009
        Expected Final Maturity   12/25/2032    9/25/2029     7/25/2025    12/25/2020    10/25/2017     4/25/2017     6/25/2015
        Window                     57 - 313      47 - 274     37 - 224      43 - 169      51 - 131      36 - 125      30 - 103
----------------------------------------------------------------------------------------------------------------------------------
  M-2   WAL (yrs)                    10.77         9.06         7.22          5.51          4.91          5.28          4.50
        First Payment Date         8/25/2011    10/25/2010   12/25/2009     4/25/2010     9/25/2010     6/25/2011    10/25/2010
        Expected Final Maturity    2/25/2032    10/25/2028    9/25/2024     5/25/2020     4/25/2017     4/25/2015     9/25/2013
        Window                     57 - 303      47 - 263     37 - 214      41 - 162      46 - 125      55 - 101       47 - 82
----------------------------------------------------------------------------------------------------------------------------------
  M-3   WAL (yrs)                    10.74         9.03         7.19          5.45          4.72          4.69          3.94
        First Payment Date         8/25/2011    10/25/2010   12/25/2009     3/25/2010     7/25/2010     1/25/2011     5/25/2010
        Expected Final Maturity    3/25/2031    11/25/2027   11/25/2023     9/25/2019    10/25/2016    10/25/2014     5/25/2013
        Window                     57 - 292      47 - 252     37 - 204      40 - 154      44 - 119       50 - 95       42 - 78
----------------------------------------------------------------------------------------------------------------------------------
  M-4   WAL (yrs)                    10.71         9.00         7.17          5.42          4.62          4.42          3.70
        First Payment Date         8/25/2011    10/25/2010   12/25/2009     2/25/2010     5/25/2010    10/25/2010     2/25/2010
        Expected Final Maturity    6/25/2030    2/25/2027     3/25/2023     3/25/2019     5/25/2016     7/25/2014     2/25/2013
        Window                     57 - 283      47 - 243     37 - 196      39 - 148      42 - 114       47 - 92       39 - 75
----------------------------------------------------------------------------------------------------------------------------------
  M-5   WAL (yrs)                    10.67         8.96         7.13          5.37          4.53          4.24          3.53
        First Payment Date         8/25/2011    10/25/2010   12/25/2009     2/25/2010     4/25/2010     7/25/2010    12/25/2009
        Expected Final Maturity    8/25/2029    4/25/2026     7/25/2022     8/25/2018     1/25/2016     3/25/2014    11/25/2012
        Window                     57 - 273      47 - 233     37 - 188      39 - 141      41 - 110       44 - 88       37 - 72
----------------------------------------------------------------------------------------------------------------------------------
  M-6   WAL (yrs)                    10.61         8.90         7.10          5.33          4.46          4.09          3.41
        First Payment Date         8/25/2011    10/25/2010   12/25/2009     1/25/2010     3/25/2010     5/25/2010    10/25/2009
        Expected Final Maturity    9/25/2028    6/25/2025    10/25/2021     2/25/2018     7/25/2015    11/25/2013     8/25/2012
        Window                     57 - 262      47 - 223     37 - 179      38 - 135      40 - 104       42 - 84       35 - 69
----------------------------------------------------------------------------------------------------------------------------------
  B-1   WAL (yrs)                    10.53         8.82         7.04          5.26          4.38          3.97          3.29
        First Payment Date         8/25/2011    10/25/2010   12/25/2009     1/25/2010     2/25/2010     4/25/2010     9/25/2009
        Expected Final Maturity    8/25/2027    6/25/2024     4/25/2021     6/25/2017     1/25/2015     6/25/2013     3/25/2012
        Window                     57 - 249      47 - 211     37 - 173      38 - 127       39 - 98       41 - 79       34 - 64
----------------------------------------------------------------------------------------------------------------------------------
  B-2   WAL (yrs)                    10.42         8.73         6.96          5.20          4.31          3.86          3.21
        First Payment Date         8/25/2011    10/25/2010   12/25/2009     1/25/2010     2/25/2010     3/25/2010     8/25/2009
        Expected Final Maturity    3/25/2026    3/25/2023     3/25/2020     9/25/2016     6/25/2014    12/25/2012    11/25/2011
        Window                     57 - 232      47 - 196     37 - 160      38 - 118       39 - 91       40 - 73       33 - 60
----------------------------------------------------------------------------------------------------------------------------------
  B-3   WAL (yrs)                    10.24         8.59         6.83          5.09          4.21          3.76          3.11
        First Payment Date         8/25/2011    10/25/2010   12/25/2009    12/25/2009     1/25/2010     2/25/2010     7/25/2009
        Expected Final Maturity    3/25/2025    5/25/2022     7/25/2019     2/25/2016     1/25/2014     8/25/2012     7/25/2011
        Window                     57 - 220      47 - 186     37 - 152      37 - 111       38 - 86       39 - 69       32 - 56
----------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
                                    Page 17
--------------------------------------------------------------------------------

CPR Sensitivity
To CALL

----------------------------------------------------------------------------------------
         CPR (%)                              20              25              30
----------------------------------------------------------------------------------------
 A-fpt   WAL (yrs)                           1.44            1.12            0.92
         First Payment Date               12/25/2006      12/25/2006      12/25/2006
         Expected Final Maturity           3/25/2010       5/25/2009      12/25/2008
         Window                             1 - 40          1 - 30          1 - 25
----------------------------------------------------------------------------------------
  A-1    WAL (yrs)                           1.06            0.84            0.68
         First Payment Date               12/25/2006      12/25/2006      12/25/2006
         Expected Final Maturity           3/25/2009       9/25/2008       5/25/2008
         Window                             1 - 28          1 - 22          1 - 18
----------------------------------------------------------------------------------------
  A-2    WAL (yrs)                           2.74            2.14            1.74
         First Payment Date                3/25/2009       9/25/2008       5/25/2008
         Expected Final Maturity           3/25/2010       5/25/2009      12/25/2008
         Window                             28 - 40         22 - 30         18 - 25
----------------------------------------------------------------------------------------
  A-3    WAL (yrs)                           5.14            3.89            2.76
         First Payment Date                3/25/2010       5/25/2009      12/25/2008
         Expected Final Maturity           7/25/2014      11/25/2012       9/25/2011
         Window                             40 - 92         30 - 72         25 - 58
----------------------------------------------------------------------------------------
  A-4    WAL (yrs)                           10.71           8.41            6.83
         First Payment Date                7/25/2014      11/25/2012       9/25/2011
         Expected Final Maturity          11/25/2019       2/25/2017       3/25/2015
         Window                            92 - 156        72 - 123        58 - 100
----------------------------------------------------------------------------------------
  M-1    WAL (yrs)                           7.00            5.64            5.10
         First Payment Date               12/25/2009       4/25/2010      10/25/2010
         Expected Final Maturity          11/25/2019       2/25/2017       3/25/2015
         Window                            37 - 156        41 - 123        47 - 100
----------------------------------------------------------------------------------------
  M-2    WAL (yrs)                           7.00            5.60            4.92
         First Payment Date               12/25/2009       3/25/2010       7/25/2010
         Expected Final Maturity          11/25/2019       2/25/2017       3/25/2015
         Window                            37 - 156        40 - 123        44 - 100
----------------------------------------------------------------------------------------
  M-3    WAL (yrs)                           7.00            5.59            4.84
         First Payment Date               12/25/2009       2/25/2010       5/25/2010
         Expected Final Maturity          11/25/2019       2/25/2017       3/25/2015
         Window                            37 - 156        39 - 123        42 - 100
----------------------------------------------------------------------------------------
  M-4    WAL (yrs)                           7.00            5.57            4.79
         First Payment Date               12/25/2009       2/25/2010       4/25/2010
         Expected Final Maturity          11/25/2019       2/25/2017       3/25/2015
         Window                            37 - 156        39 - 123        41 - 100
----------------------------------------------------------------------------------------
  M-5    WAL (yrs)                           7.00            5.57            4.75
         First Payment Date               12/25/2009       1/25/2010       3/25/2010
         Expected Final Maturity          11/25/2019       2/25/2017       3/25/2015
         Window                            37 - 156        38 - 123        40 - 100
----------------------------------------------------------------------------------------
  M-6    WAL (yrs)                           7.00            5.56            4.72
         First Payment Date               12/25/2009       1/25/2010       2/25/2010
         Expected Final Maturity          11/25/2019       2/25/2017       3/25/2015
         Window                            37 - 156        38 - 123        39 - 100
----------------------------------------------------------------------------------------
  B-1    WAL (yrs)                           7.00            5.56            4.70
         First Payment Date               12/25/2009       1/25/2010       2/25/2010
         Expected Final Maturity          11/25/2019       2/25/2017       3/25/2015
         Window                            37 - 156        38 - 123        39 - 100
----------------------------------------------------------------------------------------
  B-2    WAL (yrs)                           6.99            5.54            4.67
         First Payment Date               12/25/2009      12/25/2009       1/25/2010
         Expected Final Maturity          11/25/2019       2/25/2017       3/25/2015
         Window                            37 - 156        37 - 123        38 - 100
----------------------------------------------------------------------------------------
  B-3    WAL (yrs)                           6.88            5.44            4.59
         First Payment Date               12/25/2009      12/25/2009       1/25/2010
         Expected Final Maturity           8/25/2019      11/25/2016      12/25/2014
         Window                            37 - 153        37 - 120         38 - 97
----------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
                                    Page 18
--------------------------------------------------------------------------------

CPR Sensitivity
To MATURITY

----------------------------------------------------------------------------------------
         CPR (%)                              20              25              30
----------------------------------------------------------------------------------------
 A-fpt   WAL (yrs)                           1.44            1.12            0.92
         First Payment Date               12/25/2006      12/25/2006      12/25/2006
         Expected Final Maturity           3/25/2010       5/25/2009      12/25/2008
         Window                             1 - 40          1 - 30          1 - 25
----------------------------------------------------------------------------------------
  A-1    WAL (yrs)                           1.06            0.84            0.68
         First Payment Date               12/25/2006      12/25/2006      12/25/2006
         Expected Final Maturity           3/25/2009       9/25/2008       5/25/2008
         Window                             1 - 28          1 - 22          1 - 18
----------------------------------------------------------------------------------------
  A-2    WAL (yrs)                           2.74            2.14            1.74
         First Payment Date                3/25/2009       9/25/2008       5/25/2008
         Expected Final Maturity           3/25/2010       5/25/2009      12/25/2008
         Window                             28 - 40         22 - 30         18 - 25
----------------------------------------------------------------------------------------
  A-3    WAL (yrs)                           5.14            3.89            2.76
         First Payment Date                3/25/2010       5/25/2009      12/25/2008
         Expected Final Maturity           7/25/2014      11/25/2012       9/25/2011
         Window                             40 - 92         30 - 72         25 - 58
----------------------------------------------------------------------------------------
  A-4    WAL (yrs)                           11.69           9.20            7.48
         First Payment Date                7/25/2014      11/25/2012       9/25/2011
         Expected Final Maturity          12/25/2028       7/25/2024       6/25/2021
         Window                            92 - 265        72 - 212        58 - 175
----------------------------------------------------------------------------------------
  M-1    WAL (yrs)                           7.30            5.89            5.30
         First Payment Date               12/25/2009       4/25/2010      10/25/2010
         Expected Final Maturity          10/25/2025      11/25/2021       3/25/2019
         Window                            37 - 227        41 - 180        47 - 148
----------------------------------------------------------------------------------------
  M-2    WAL (yrs)                           7.28            5.83            5.11
         First Payment Date               12/25/2009       3/25/2010       7/25/2010
         Expected Final Maturity          12/25/2024       5/25/2021       9/25/2018
         Window                            37 - 217        40 - 174        44 - 142
----------------------------------------------------------------------------------------
  M-3    WAL (yrs)                           7.25            5.79            5.00
         First Payment Date               12/25/2009       2/25/2010       5/25/2010
         Expected Final Maturity           2/25/2024       8/25/2020       2/25/2018
         Window                            37 - 207        39 - 165        42 - 135
----------------------------------------------------------------------------------------
  M-4    WAL (yrs)                           7.22            5.76            4.94
         First Payment Date               12/25/2009       2/25/2010       4/25/2010
         Expected Final Maturity           6/25/2023       2/25/2020       8/25/2017
         Window                            37 - 199        39 - 159        41 - 129
----------------------------------------------------------------------------------------
  M-5    WAL (yrs)                           7.19            5.72            4.88
         First Payment Date               12/25/2009       1/25/2010       3/25/2010
         Expected Final Maturity          10/25/2022       7/25/2019       3/25/2017
         Window                            37 - 191        38 - 152        40 - 124
----------------------------------------------------------------------------------------
  M-6    WAL (yrs)                           7.15            5.68            4.82
         First Payment Date               12/25/2009       1/25/2010       2/25/2010
         Expected Final Maturity           1/25/2022      12/25/2018       9/25/2016
         Window                            37 - 182        38 - 145        39 - 118
----------------------------------------------------------------------------------------
  B-1    WAL (yrs)                           7.09            5.62            4.76
         First Payment Date               12/25/2009       1/25/2010       2/25/2010
         Expected Final Maturity           5/25/2021       4/25/2018       2/25/2016
         Window                            37 - 174        38 - 137        39 - 111
----------------------------------------------------------------------------------------
  B-2    WAL (yrs)                           7.01            5.55            4.68
         First Payment Date               12/25/2009      12/25/2009       1/25/2010
         Expected Final Maturity           5/25/2020       6/25/2017       6/25/2015
         Window                            37 - 162        37 - 127        38 - 103
----------------------------------------------------------------------------------------
  B-3    WAL (yrs)                           6.88            5.44            4.59
         First Payment Date               12/25/2009      12/25/2009       1/25/2010
         Expected Final Maturity           8/25/2019      11/25/2016      12/25/2014
         Window                            37 - 153        37 - 120         38 - 97
----------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
                                    Page 19
--------------------------------------------------------------------------------

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

      Period         A-fpt Cap (%)       A-1 Cap (%)       A-2 Cap (%)        A-3 Cap (%)       A-4 Cap (%)
-----------------------------------------------------------------------------------------------------------
                      Actual/360        Actual/360         Actual/360        Actual/360         Actual/360
         0                  -                  -                 -                  -                 -
         1                20.07              20.05             20.11              20.16             20.23
         2                20.07              20.05             20.11              20.16             20.23
         3                20.07              20.05             20.07              20.08             20.08
         4                20.07              20.05             20.15              20.25             20.40
         5                19.75              19.75             19.75              19.75             19.75
         6                19.86              19.86             19.86              19.86             19.86
         7                19.43              19.43             19.43              19.43             19.43
         8                19.55              19.55             19.55              19.55             19.55
         9                19.12              19.12             19.12              19.12             19.12
        10                18.97              18.97             18.97              18.97             18.97
        11                21.28              21.28             21.28              21.28             21.28
        12                20.96              20.96             20.96              20.96             20.96
        13                20.92              20.92             20.92              20.92             20.92
        14                20.60              20.60             20.60              20.60             20.60
        15                20.43              20.43             20.43              20.43             20.43
        16                20.57              20.57             20.57              20.57             20.57
        17                20.10              20.10             20.10              20.10             20.10
        18                20.09              20.09             20.09              20.09             20.09
        19                19.78              19.78             19.78              19.78             19.78
        20                19.76              19.76             19.76              19.76             19.76
        21                19.06                -               19.06              19.06             19.06
        22                18.90                -               18.90              18.90             18.90
        23                19.04                -               19.04              19.04             19.04
        24                18.71                -               18.71              18.71             18.71
        25                18.85                -               18.85              18.85             18.85
        26                18.49                -               18.49              18.49             18.49
        27                16.98                -               16.98              16.98             16.98
        28                17.76                -               17.76              17.76             17.76
        29                  -                  -                 -                16.73             16.73
        30                  -                  -                 -                17.02             17.02
        31                  -                  -                 -                16.69             16.69
        32                  -                  -                 -                16.99             16.99
        33                  -                  -                 -                15.92             15.92
        34                  -                  -                 -                15.90             15.90
        35                  -                  -                 -                16.35             16.35
        36                  -                  -                 -                16.03             16.03
        37                  -                  -                 -                70.68             70.68
        38                  -                  -                 -                19.87             19.87
        39                  -                  -                 -                20.24             20.24
        40                  -                  -                 -                21.81             21.81
        41                  -                  -                 -                19.82             19.82
        42                  -                  -                 -                20.20             20.20
        43                  -                  -                 -                19.48             19.48
        44                  -                  -                 -                19.87             19.87
        45                  -                  -                 -                19.45             19.45

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR rates of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

      Period         A-fpt Cap (%)       A-1 Cap (%)       A-2 Cap (%)        A-3 Cap (%)       A-4 Cap (%)
-----------------------------------------------------------------------------------------------------------
                      Actual/360        Actual/360         Actual/360        Actual/360         Actual/360
        46                  -                  -                 -                19.29             19.29
        47                  -                  -                 -                19.76             19.76
        48                  -                  -                 -                19.18             19.18
        49                  -                  -                 -                19.72             19.72
        50                  -                  -                 -                19.14             19.14
        51                  -                  -                 -                19.24             19.24
        52                  -                  -                 -                21.11             21.11
        53                  -                  -                 -                19.29             19.29
        54                  -                  -                 -                19.84             19.84
        55                  -                  -                 -                19.25             19.25
        56                  -                  -                 -                19.80             19.80
        57                  -                  -                 -                19.26             19.26
        58                  -                  -                 -                19.26             19.26
        59                  -                  -                 -                19.81             19.81
        60                  -                  -                 -                19.22             19.22
        61                  -                  -                 -                19.77             19.77
        62                  -                  -                 -                19.18             19.18
        63                  -                  -                 -                19.16             19.16
        64                  -                  -                 -                20.31             20.31
        65                  -                  -                 -                19.11             19.11
        66                  -                  -                 -                19.66             19.66
        67                  -                  -                 -                19.08             19.08
        68                  -                  -                 -                  -               19.62
        69                  -                  -                 -                  -               19.04
        70                  -                  -                 -                  -               19.02
        71                  -                  -                 -                  -               18.11
        72                  -                  -                 -                  -               17.53
        73                  -                  -                 -                  -               18.10
        74                  -                  -                 -                  -               17.51
        75                  -                  -                 -                  -               17.51
        76                  -                  -                 -                  -               19.39
        77                  -                  -                 -                  -               17.50
        78                  -                  -                 -                  -               18.08
        79                  -                  -                 -                  -               17.49
        80                  -                  -                 -                  -               18.07
        81                  -                  -                 -                  -               17.49
        82                  -                  -                 -                  -               17.48
        83                  -                  -                 -                  -               18.06
        84                  -                  -                 -                  -               17.47
        85                  -                  -                 -                  -               18.05
        86                  -                  -                 -                  -               17.46
        87                  -                  -                 -                  -               17.45
        88                  -                  -                 -                  -               19.32
        89                  -                  -                 -                  -               17.44
        90                  -                  -                 -                  -               18.02
        91                  -                  -                 -                  -               17.43

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR rates of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

      Period         A-fpt Cap (%)       A-1 Cap (%)       A-2 Cap (%)        A-3 Cap (%)       A-4 Cap (%)
-----------------------------------------------------------------------------------------------------------
                      Actual/360        Actual/360         Actual/360        Actual/360         Actual/360
        92                  -                  -                 -                  -               18.00
        93                  -                  -                 -                  -               17.42
        94                  -                  -                 -                  -               17.41
        95                  -                  -                 -                  -               17.99
        96                  -                  -                 -                  -               17.40
        97                  -                  -                 -                  -               17.54
        98                  -                  -                 -                  -               13.94
        99                  -                  -                 -                  -               13.97
        100                 -                  -                 -                  -               15.50
        101                 -                  -                 -                  -               14.04
        102                 -                  -                 -                  -               14.54
        103                 -                  -                 -                  -               14.11
        104                 -                  -                 -                  -               14.62
        105                 -                  -                 -                  -               14.19
        106                 -                  -                 -                  -               14.23
        107                 -                  -                 -                  -               14.74
        108                 -                  -                 -                  -               14.31
        109                 -                  -                 -                  -               14.83
        110                 -                  -                 -                  -               14.40
        111                 -                  -                 -                  -               14.44
        112                 -                  -                 -                  -               15.49
        113                 -                  -                 -                  -               14.54
        114                 -                  -                 -                  -               15.08
        115                 -                  -                 -                  -               14.64
        116                 -                  -                 -                  -               15.19
        117                 -                  -                 -                  -               14.75
        118                 -                  -                 -                  -               14.81
        119                 -                  -                 -                  -               15.36
        120                 -                  -                 -                  -               14.93
        121                 -                  -                 -                  -               15.49
        122                 -                  -                 -                  -               15.05
        123                 -                  -                 -                  -               15.12
        124                 -                  -                 -                  -               16.81
        125                 -                  -                 -                  -               15.25
        126                 -                  -                 -                  -               15.83
        127                 -                  -                 -                  -               15.40
        128                 -                  -                 -                  -               15.99
        129                 -                  -                 -                  -               15.55
        130                 -                  -                 -                  -               15.63
        131                 -                  -                 -                  -               16.23
        132                 -                  -                 -                  -               15.79
        133                 -                  -                 -                  -               16.41
        134                 -                  -                 -                  -               15.97
        135                 -                  -                 -                  -               16.06
        136                 -                  -                 -                  -               17.89
        137                 -                  -                 -                  -               16.25

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR rates of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

      Period         A-fpt Cap (%)       A-1 Cap (%)       A-2 Cap (%)        A-3 Cap (%)       A-4 Cap (%)
-----------------------------------------------------------------------------------------------------------
                      Actual/360        Actual/360         Actual/360        Actual/360         Actual/360
        138                 -                  -                 -                  -               16.90
        139                 -                  -                 -                  -               16.45
        140                 -                  -                 -                  -               17.11
        141                 -                  -                 -                  -               16.67
        142                 -                  -                 -                  -               16.78
        143                 -                  -                 -                  -               17.45
        144                 -                  -                 -                  -               17.01
        145                 -                  -                 -                  -               17.70
        146                 -                  -                 -                  -               17.25
        147                 -                  -                 -                  -               17.38
        148                 -                  -                 -                  -               19.39
        149                 -                  -                 -                  -               17.65
        150                 -                  -                 -                  -               18.38
        151                 -                  -                 -                  -               17.93
        152                 -                  -                 -                  -               18.67
        153                 -                  -                 -                  -               18.22
        154                 -                  -                 -                  -               18.38
        155                 -                  -                 -                  -               19.15
        156                 -                  -                 -                  -               18.70
        157                 -                  -                 -                  -               19.50
        158                 -                  -                 -                  -               19.04
        159                 -                  -                 -                  -               19.22
        160                 -                  -                 -                  -               20.74
        161                 -                  -                 -                  -               19.59
        162                 -                  -                 -                  -               20.44
        163                 -                  -                 -                  -               19.98
        164                 -                  -                 -                  -               20.85
        165                 -                  -                 -                  -               20.39
        166                 -                  -                 -                  -               20.60
        167                 -                  -                 -                  -               21.52
        168                 -                  -                 -                  -               21.05
        169                 -                  -                 -                  -               21.99
        170                 -                  -                 -                  -               21.52
        171                 -                  -                 -                  -               21.91
        172                 -                  -                 -                  -               24.79
        173                 -                  -                 -                  -               22.91
        174                 -                  -                 -                  -               24.25
        175                 -                  -                 -                  -               24.08
        176                 -                  -                 -                  -               25.56
        177                 -                  -                 -                  -               27.87
        178                 -                  -                 -                  -               29.76
        179                 -                  -                 -                  -               32.15
        180                 -                  -                 -                  -               32.48
        181                 -                  -                 -                  -               35.16
        182                 -                  -                 -                  -               35.77
        183                 -                  -                 -                  -               37.76

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR rates of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

      Period         A-fpt Cap (%)       A-1 Cap (%)       A-2 Cap (%)        A-3 Cap (%)       A-4 Cap (%)
-----------------------------------------------------------------------------------------------------------
                      Actual/360        Actual/360         Actual/360        Actual/360         Actual/360
        184                 -                  -                 -                  -               44.35
        185                 -                  -                 -                  -               42.74
        186                 -                  -                 -                  -               47.42
        187                 -                  -                 -                  -               49.67
        188                 -                  -                 -                  -               56.08
        189                 -                  -                 -                  -               59.98
        190                 -                  -                 -                  -               67.27
        191                 -                  -                 -                  -               79.44
        192                 -                  -                 -                  -               90.14
        193                 -                  -                 -                  -               113.25
        194                 -                  -                 -                  -               140.90
        195                 -                  -                 -                  -               199.56
        196                 -                  -                 -                  -               386.62
        197                 -                  -                 -                  -                 *
        198                 -                  -                 -                  -                 -

* In Period 197 the Class A-4 has a beginning balance of approximately $55,302 and is paid approximately $206,348 in interest.

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR rates of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                   Subordinate Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

   Period     M-1 Cap (%) M-2 Cap (%)  M-3 Cap (%)  M-4 Cap (%)  M-5 Cap (%) M-6 Cap (%)  B-1 Cap (%) B-2 Cap (%)  B-3 Cap (%)
------------  ----------- -----------  -----------  -----------  ----------- -----------  ----------- -----------  ----------
              Actual/360  Actual/360   Actual/360   Actual/360   Actual/360  Actual/360   Actual/360  Actual/360   Actual/360
      0            -            -           -            -           -            -           -            -           -
      1          20.30        20.32       20.33        20.39       20.41        20.46       20.80        21.10       22.15
      2          20.23        20.25       20.26        20.31       20.32        20.37       20.65        20.90       21.76
      3          19.76        19.76       19.76        19.76       19.76        19.76       19.77        19.78       19.81
      4          20.99        21.03       21.06        21.19       21.24        21.36       22.13        22.82       25.23
      5          19.39        19.39       19.39        19.39       19.39        19.39       19.39        19.39       19.39
      6          19.48        19.48       19.48        19.48       19.48        19.48       19.48        19.48       19.48
      7          19.05        19.05       19.05        19.05       19.05        19.05       19.05        19.05       19.05
      8          19.14        19.14       19.14        19.14       19.14        19.14       19.14        19.14       19.14
      9          18.72        18.72       18.72        18.72       18.72        18.72       18.72        18.72       18.72
     10          18.55        18.55       18.55        18.55       18.55        18.55       18.55        18.55       18.55
     11          20.83        20.83       20.83        20.83       20.83        20.83       20.83        20.83       20.83
     12          20.51        20.51       20.51        20.51       20.51        20.51       20.51        20.51       20.51
     13          20.43        20.43       20.43        20.43       20.43        20.43       20.43        20.43       20.43
     14          20.11        20.11       20.11        20.11       20.11        20.11       20.11        20.11       20.11
     15          19.92        19.92       19.92        19.92       19.92        19.92       19.92        19.92       19.92
     16          20.00        20.00       20.00        20.00       20.00        20.00       20.00        20.00       20.00
     17          19.54        19.54       19.54        19.54       19.54        19.54       19.54        19.54       19.54
     18          19.49        19.49       19.49        19.49       19.49        19.49       19.49        19.49       19.49
     19          19.18        19.18       19.18        19.18       19.18        19.18       19.18        19.18       19.18
     20          19.11        19.11       19.11        19.11       19.11        19.11       19.11        19.11       19.11
     21          18.30        18.30       18.30        18.30       18.30        18.30       18.30        18.30       18.30
     22          18.09        18.09       18.09        18.09       18.09        18.09       18.09        18.09       18.09
     23          18.16        18.16       18.16        18.16       18.16        18.16       18.16        18.16       18.16
     24          17.82        17.82       17.82        17.82       17.82        17.82       17.82        17.82       17.82
     25          17.90        17.90       17.90        17.90       17.90        17.90       17.90        17.90       17.90
     26          17.51        17.51       17.51        17.51       17.51        17.51       17.51        17.51       17.51
     27          15.89        15.89       15.89        15.89       15.89        15.89       15.89        15.89       15.89
     28          16.49        16.49       16.49        16.49       16.49        16.49       16.49        16.49       16.49
     29          15.52        15.52       15.52        15.52       15.52        15.52       15.52        15.52       15.52
     30          15.72        15.72       15.72        15.72       15.72        15.72       15.72        15.72       15.72
     31          15.36        15.36       15.36        15.36       15.36        15.36       15.36        15.36       15.36
     32          15.54        15.54       15.54        15.54       15.54        15.54       15.54        15.54       15.54
     33          14.32        14.32       14.32        14.32       14.32        14.32       14.32        14.32       14.32
     34          14.18        14.18       14.18        14.18       14.18        14.18       14.18        14.18       14.18
     35          14.46        14.46       14.46        14.46       14.46        14.46       14.46        14.46       14.46
     36          14.09        14.09       14.09        14.09       14.09        14.09       14.09        14.09       14.09
     37          14.39        14.39       14.39        14.39       14.39        14.39       14.39        14.39       14.39
     38          13.98        13.98       13.98        13.98       13.98        13.98       13.98        13.98       13.98
     39          14.41        14.41       14.41        14.41       14.41        14.41       14.41        14.41       14.41
     40          15.50        15.50       15.50        15.50       15.50        15.50       15.50        15.50       15.50
     41          14.26        14.26       14.26        14.26       14.26        14.26       14.26        14.26       14.26
     42          14.61        14.61       14.61        14.61       14.61        14.61       14.61        14.61       14.61
     43          14.21        14.21       14.21        14.21       14.21        14.21       14.21        14.21       14.21
     44          14.57        14.57       14.57        14.57       14.57        14.57       14.57        14.57       14.57
     45          14.40        14.40       14.40        14.40       14.40        14.40       14.40        14.40       14.40
     46          14.37        14.37       14.37        14.37       14.37        14.37       14.37        14.37       14.37

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR rates of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                   Subordinate Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

   Period     M-1 Cap (%) M-2 Cap (%)  M-3 Cap (%)  M-4 Cap (%)  M-5 Cap (%) M-6 Cap (%)  B-1 Cap (%) B-2 Cap (%)  B-3 Cap (%)
------------  ----------- -----------  -----------  -----------  ----------- -----------  ----------- -----------  ----------
              Actual/360  Actual/360   Actual/360   Actual/360   Actual/360  Actual/360   Actual/360  Actual/360   Actual/360
     47          14.73        14.73       14.73        14.73       14.73        14.73       14.73        14.73       14.73
     48          14.31        14.31       14.31        14.31       14.31        14.31       14.31        14.31       14.31
     49          14.69        14.69       14.69        14.69       14.69        14.69       14.69        14.69       14.69
     50          14.27        14.27       14.27        14.27       14.27        14.27       14.27        14.27       14.27
     51          14.36        14.36       14.36        14.36       14.36        14.36       14.36        14.36       14.36
     52          15.70        15.70       15.70        15.70       15.70        15.70       15.70        15.70       15.70
     53          14.40        14.40       14.40        14.40       14.40        14.40       14.40        14.40       14.40
     54          14.79        14.79       14.79        14.79       14.79        14.79       14.79        14.79       14.79
     55          14.36        14.36       14.36        14.36       14.36        14.36       14.36        14.36       14.36
     56          14.75        14.75       14.75        14.75       14.75        14.75       14.75        14.75       14.75
     57          14.36        14.36       14.36        14.36       14.36        14.36       14.36        14.36       14.36
     58          14.36        14.36       14.36        14.36       14.36        14.36       14.36        14.36       14.36
     59          14.75        14.75       14.75        14.75       14.75        14.75       14.75        14.75       14.75
     60          14.32        14.32       14.32        14.32       14.32        14.32       14.32        14.32       14.32
     61          14.71        14.71       14.71        14.71       14.71        14.71       14.71        14.71       14.71
     62          14.28        14.28       14.28        14.28       14.28        14.28       14.28        14.28       14.28
     63          14.26        14.26       14.26        14.26       14.26        14.26       14.26        14.26       14.26
     64          15.08        15.08       15.08        15.08       15.08        15.08       15.08        15.08       15.08
     65          14.22        14.22       14.22        14.22       14.22        14.22       14.22        14.22       14.22
     66          14.60        14.60       14.60        14.60       14.60        14.60       14.60        14.60       14.60
     67          14.18        14.18       14.18        14.18       14.18        14.18       14.18        14.18       14.18
     68          14.56        14.56       14.56        14.56       14.56        14.56       14.56        14.56       14.56
     69          14.14        14.14       14.14        14.14       14.14        14.14       14.14        14.14       14.14
     70          14.12        14.12       14.12        14.12       14.12        14.12       14.12        14.12       14.12
     71          13.06        13.06       13.06        13.06       13.06        13.06       13.06        13.06       13.06
     72          12.63        12.63       12.63        12.63       12.63        12.63       12.63        12.63       12.63
     73          13.05        13.05       13.05        13.05       13.05        13.05       13.05        13.05       13.05
     74          12.62        12.62       12.62        12.62       12.62        12.62       12.62        12.62       12.62
     75          12.62        12.62       12.62        12.62       12.62        12.62       12.62        12.62       12.62
     76          13.97        13.97       13.97        13.97       13.97        13.97       13.97        13.97       13.97
     77          12.61        12.61       12.61        12.61       12.61        12.61       12.61        12.61       12.61
     78          13.03        13.03       13.03        13.03       13.03        13.03       13.03        13.03       13.03
     79          12.60        12.60       12.60        12.60       12.60        12.60       12.60        12.60       12.60
     80          13.02        13.02       13.02        13.02       13.02        13.02       13.02        13.02       13.02
     81          12.60        12.60       12.60        12.60       12.60        12.60       12.60        12.60       12.60
     82          12.59        12.59       12.59        12.59       12.59        12.59       12.59        12.59       12.59
     83          13.00        13.00       13.00        13.00       13.00        13.00       13.00        13.00       13.00
     84          12.58        12.58       12.58        12.58       12.58        12.58       12.58        12.58       12.58
     85          12.99        12.99       12.99        12.99       12.99        12.99       12.99        12.99       12.99
     86          12.57        12.57       12.57        12.57       12.57        12.57       12.57        12.57       12.57
     87          12.56        12.56       12.56        12.56       12.56        12.56       12.56        12.56       12.56
     88          13.90        13.90       13.90        13.90       13.90        13.90       13.90        13.90       13.90
     89          12.55        12.55       12.55        12.55       12.55        12.55       12.55        12.55       12.55
     90          12.97        12.97       12.97        12.97       12.97        12.97       12.97        12.97       12.97
     91          12.54        12.54       12.54        12.54       12.54        12.54       12.54        12.54       12.54
     92          12.96        12.96       12.96        12.96       12.96        12.96       12.96        12.96       12.96
     93          12.53        12.53       12.53        12.53       12.53        12.53       12.53        12.53       12.53
     94          12.53        12.53       12.53        12.53       12.53        12.53       12.53        12.53       12.53

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR rates of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                   Subordinate Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

   Period     M-1 Cap (%) M-2 Cap (%)  M-3 Cap (%)  M-4 Cap (%)  M-5 Cap (%) M-6 Cap (%)  B-1 Cap (%) B-2 Cap (%)  B-3 Cap (%)
------------  ----------- -----------  -----------  -----------  ----------- -----------  ----------- -----------  ----------
              Actual/360  Actual/360   Actual/360   Actual/360   Actual/360  Actual/360   Actual/360  Actual/360   Actual/360
     95          12.94        12.94       12.94        12.94       12.94        12.94       12.94        12.94       12.94
     96          12.52        12.52       12.52        12.52       12.52        12.52       12.52        12.52       12.52
     97          12.93        12.93       12.93        12.93       12.93        12.93       12.93        12.93       12.93
     98          12.51        12.51       12.51        12.51       12.51        12.51       12.51        12.51       12.51
     99          12.50        12.50       12.50        12.50       12.50        12.50       12.50        12.50       12.50
     100         13.83        13.83       13.83        13.83       13.83        13.83       13.83        13.83       13.83
     101         12.49        12.49       12.49        12.49       12.49        12.49       12.49        12.49       12.49
     102         12.90        12.90       12.90        12.90       12.90        12.90       12.90        12.90       12.90
     103         12.48        12.48       12.48        12.48       12.48        12.48       12.48        12.48       12.48
     104         12.89        12.89       12.89        12.89       12.89        12.89       12.89        12.89       12.89
     105         12.47        12.47       12.47        12.47       12.47        12.47       12.47        12.47       12.47
     106         12.46        12.46       12.46        12.46       12.46        12.46       12.46        12.46       12.46
     107         12.87        12.87       12.87        12.87       12.87        12.87       12.87        12.87       12.87
     108         12.45        12.45       12.45        12.45       12.45        12.45       12.45        12.45       12.45
     109         12.86        12.86       12.86        12.86       12.86        12.86       12.86        12.86       12.86
     110         12.44        12.44       12.44        12.44       12.44        12.44       12.44        12.44       12.44
     111         12.44        12.44       12.44        12.44       12.44        12.44       12.44        12.44       12.44
     112         13.29        13.29       13.29        13.29       13.29        13.29       13.29        13.29       13.29
     113         12.43        12.43       12.43        12.43       12.43        12.43       12.43        12.43         -
     114         12.84        12.84       12.84        12.84       12.84        12.84       12.84        12.84         -
     115         12.42        12.42       12.42        12.42       12.42        12.42       12.42        12.42         -
     116         12.82        12.82       12.82        12.82       12.82        12.82       12.82        12.82         -
     117         12.41        12.41       12.41        12.41       12.41        12.41       12.41        12.41         -
     118         12.40        12.40       12.40        12.40       12.40        12.40       12.40        12.40         -
     119         12.81        12.81       12.81        12.81       12.81        12.81       12.81          -           -
     120         12.39        12.39       12.39        12.39       12.39        12.39       12.39          -           -
     121         12.80        12.80       12.80        12.80       12.80        12.80       12.80          -           -
     122         12.38        12.38       12.38        12.38       12.38        12.38       12.38          -           -
     123         12.37        12.37       12.37        12.37       12.37        12.37       12.37          -           -
     124         13.69        13.69       13.69        13.69       13.69        13.69       13.69          -           -
     125         12.36        12.36       12.36        12.36       12.36        12.36       12.36          -           -
     126         12.77        12.77       12.77        12.77       12.77        12.77       12.77          -           -
     127         12.35        12.35       12.35        12.35       12.35        12.35       12.35          -           -
     128         12.76        12.76       12.76        12.76       12.76        12.76         -            -           -
     129         12.34        12.34       12.34        12.34       12.34        12.34         -            -           -
     130         12.34        12.34       12.34        12.34       12.34        12.34         -            -           -
     131         12.74        12.74       12.74        12.74       12.74        12.74         -            -           -
     132         12.32        12.32       12.32        12.32       12.32        12.32         -            -           -
     133         12.73        12.73       12.73        12.73       12.73        12.73         -            -           -
     134         12.31        12.31       12.31        12.31       12.31        12.31         -            -           -
     135         12.31        12.31       12.31        12.31       12.31        12.31         -            -           -
     136         13.62        13.62       13.62        13.62       13.62          -           -            -           -
     137         12.30        12.30       12.30        12.30       12.30          -           -            -           -
     138         12.70        12.70       12.70        12.70       12.70          -           -            -           -
     139         12.29        12.29       12.29        12.29       12.29          -           -            -           -
     140         12.69        12.69       12.69        12.69       12.69          -           -            -           -
     141         12.28        12.28       12.28        12.28       12.28          -           -            -           -
     142         12.27        12.27       12.27        12.27       12.27          -           -            -           -

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR rates of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                   Subordinate Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

   Period     M-1 Cap (%) M-2 Cap (%)  M-3 Cap (%)  M-4 Cap (%)  M-5 Cap (%) M-6 Cap (%)  B-1 Cap (%) B-2 Cap (%)  B-3 Cap (%)
------------  ----------- -----------  -----------  -----------  ----------- -----------  ----------- -----------  ----------
              Actual/360  Actual/360   Actual/360   Actual/360   Actual/360  Actual/360   Actual/360  Actual/360   Actual/360
     143         12.67        12.67       12.67        12.67         -            -           -            -           -
     144         12.26        12.26       12.26        12.26         -            -           -            -           -
     145         12.66        12.66       12.66        12.66         -            -           -            -           -
     146         12.25        12.25       12.25        12.25         -            -           -            -           -
     147         12.24        12.24       12.24        12.24         -            -           -            -           -
     148         13.55        13.55       13.55        13.55         -            -           -            -           -
     149         12.23        12.23       12.23          -           -            -           -            -           -
     150         12.64        12.64       12.64          -           -            -           -            -           -
     151         12.22        12.22       12.22          -           -            -           -            -           -
     152         12.63        12.63       12.63          -           -            -           -            -           -
     153         12.21        12.21       12.21          -           -            -           -            -           -
     154         12.21        12.21       12.21          -           -            -           -            -           -
     155         12.61        12.61         -            -           -            -           -            -           -
     156         12.20        12.20         -            -           -            -           -            -           -
     157         12.60        12.60         -            -           -            -           -            -           -
     158         12.19        12.19         -            -           -            -           -            -           -
     159         12.18        12.18         -            -           -            -           -            -           -
     160         13.02        13.02         -            -           -            -           -            -           -
     161         12.17        12.17         -            -           -            -           -            -           -
     162         12.57        12.57         -            -           -            -           -            -           -
     163         12.16          -           -            -           -            -           -            -           -
     164         12.56          -           -            -           -            -           -            -           -
     165         12.15          -           -            -           -            -           -            -           -
     166         12.14          -           -            -           -            -           -            -           -
     167         12.54          -           -            -           -            -           -            -           -
     168         12.13          -           -            -           -            -           -            -           -
     169         12.53          -           -            -           -            -           -            -           -
     170         12.12          -           -            -           -            -           -            -           -
     171           -            -           -            -           -            -           -            -           -

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2) Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR rates of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Interest Rate Swap Schedule

Swap Rate: 4.950%

------------ ---------------- --------------- ------------------    --------- ----------------- ----------------- ------------------
  Period      Start Accrual    End Accrual      Swap Notional        Period    Start Accrual      End Accrual       Swap Notional
------------ ---------------- --------------- ------------------    --------- ----------------- ----------------- ------------------
     1         11/28/2006       12/25/2006            -                41        3/25/2010         4/25/2010        70,441,764.32
     2         12/25/2006       1/25/2007             -                42        4/25/2010         5/25/2010        67,889,104.76
     3          1/25/2007       2/25/2007             -                43        5/25/2010         6/25/2010        65,358,455.79
     4          2/25/2007       3/25/2007             -                44        6/25/2010         7/25/2010        62,852,652.46
     5          3/25/2007       4/25/2007             -                45        7/25/2010         8/25/2010        55,866,603.15
     6          4/25/2007       5/25/2007             -                46        8/25/2010         9/25/2010        50,215,197.22
     7          5/25/2007       6/25/2007             -                47        9/25/2010         10/25/2010       47,592,850.83
     8          6/25/2007       7/25/2007             -                48        10/25/2010        11/25/2010       45,943,233.12
     9          7/25/2007       8/25/2007             -                49        11/25/2010        12/25/2010       44,350,158.53
    10          8/25/2007       9/25/2007             -                50        12/25/2010        1/25/2011        42,811,712.72
    11          9/25/2007       10/25/2007     886,018,956.36          51        1/25/2011         2/25/2011        41,326,045.24
    12         10/25/2007       11/25/2007     848,736,718.53          52        2/25/2011         3/25/2011        39,891,367.38
    13         11/25/2007       12/25/2007     812,642,841.09          53        3/25/2011         4/25/2011        38,505,950.16
    14         12/25/2007       1/25/2008      777,958,715.94          54        4/25/2011         5/25/2011        37,168,122.43
    15          1/25/2008       2/25/2008      744,715,705.03          55        5/25/2011         6/25/2011        35,876,269.19
    16          2/25/2008       3/25/2008      712,961,385.79          56        6/25/2011         7/25/2011        34,611,855.32
    17          3/25/2008       4/25/2008      682,570,402.67          57        7/25/2011         8/25/2011        33,265,559.14
    18          4/25/2008       5/25/2008      653,413,724.26          58        8/25/2011         9/25/2011        32,060,143.23
    19          5/25/2008       6/25/2008      624,728,016.48          59        9/25/2011         10/25/2011       30,908,741.47
    20          6/25/2008       7/25/2008      595,258,560.68          60        10/25/2011        11/25/2011       29,826,529.32
    21          7/25/2008       8/25/2008      478,775,446.08          61        11/25/2011        12/25/2011       28,787,956.70
    22          8/25/2008       9/25/2008      448,739,737.75          62        12/25/2011        1/25/2012        27,767,991.46
    23          9/25/2008       10/25/2008     427,723,589.68          63        1/25/2012         2/25/2012        26,656,456.14
    24         10/25/2008       11/25/2008     409,703,781.64          64        2/25/2012         3/25/2012        25,680,369.07
    25         11/25/2008       12/25/2008     391,655,908.49          65        3/25/2012         4/25/2012        24,750,740.94
    26         12/25/2008       1/25/2009      372,342,578.10          66        4/25/2012         5/25/2012        23,882,936.59
    27          1/25/2009       2/25/2009      264,330,893.27          67        5/25/2012         6/25/2012        23,051,461.69
    28          2/25/2009       3/25/2009      243,476,734.48          68        6/25/2012         7/25/2012        22,238,826.69
    29          3/25/2009       4/25/2009      231,353,128.67          69        7/25/2012         8/25/2012        21,382,075.33
    30          4/25/2009       5/25/2009      221,897,785.25          70        8/25/2012         9/25/2012        20,609,975.99
    31          5/25/2009       6/25/2009      212,258,241.90          71        9/25/2012         10/25/2012             -
    32          6/25/2009       7/25/2009      201,751,201.77       --------- ----------------- ----------------- ------------------
    33          7/25/2009       8/25/2009      132,709,133.84
    34          8/25/2009       9/25/2009      115,496,127.97
    35          9/25/2009       10/25/2009     108,338,697.53
    36         10/25/2009       11/25/2009     104,238,926.61
    37         11/25/2009       12/25/2009     100,171,771.96
    38         12/25/2009       1/25/2010       96,142,067.77
    39          1/25/2010       2/25/2010       84,250,541.53
    40          2/25/2010       3/25/2010       74,692,655.10
------------ ---------------- --------------- ------------------

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

Interest Rate Cap Schedule

Cap Rate: 7.500%

----------------- -------------------- -------------------- --------------------
     Period          Start Accrual         End Accrual         Cap Notional
----------------- -------------------- -------------------- --------------------
       1              11/28/2006           12/25/2006        1,335,237,996.20
       2              12/25/2006            1/25/2007        1,283,070,544.01
       3               1/25/2007            2/25/2007        1,232,725,634.76
       4               2/25/2007            3/25/2007        1,184,112,865.85
       5               3/25/2007            4/25/2007        1,137,148,184.89
       6               4/25/2007            5/25/2007        1,091,753,682.62
       7               5/25/2007            6/25/2007        1,047,857,378.19
       8               6/25/2007            7/25/2007        1,005,393,792.92
       9               7/25/2007            8/25/2007         964,302,116.93
       10              8/25/2007            9/25/2007         924,527,031.97
       11              9/25/2007           10/25/2007                -
----------------- -------------------- -------------------- --------------------

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

                              TERM SHEET DISCLAIMER

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(c) 2005 Morgan Stanley
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